AIRCRAFT DEPLOYMENTS DRIVE ATSG EARNINGS GROWTH
39 In-Service 767s, 33 Operated by ATSG Airlines; 7 Additional 767s in Conversion Pipeline

WILMINGTON, Ohio, August 3, 2011 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported sharply improved financial results for its second quarter ended June 30, 2011, as compared with results for the second quarter of 2010. As ATSG restructured key agreements with its largest customer on March 31, 2010, results for both quarters reflect those new agreements. Highlights of the quarter comparison included:

•	Pre-tax earnings from continuing operations were $19.7 million, up 24 percent compared with $15.9 million in the second quarter of 2010.

Six additional company-owned wide-body 767 freighters were deployed under long-term leases to third parties, compared with the second quarter of 2010. Those aircraft, plus five other 767s leased from third parties, and operated by ATSG's airlines, drove ATSG's improved profitability and cash flow for the quarter.

•	Net earnings from continuing operations were $12.3 million, or $0.19 per share diluted, compared with $9.9 million, or $0.15 per share diluted in the year-earlier quarter.

Reduced interest expense, plus a $0.4 million gain from interest-rate derivatives, drove net income 24 percent higher. Due to its significant deferred tax assets, ATSG expects to pay only minimal federal income taxes until 2013 or later.

•	Second-quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from continuing operations was $47.0 million, up 12 percent from the second quarter of 2010.

Adjusted EBITDA, excluding second-quarter gains on derivatives and debt-issuance write-offs, increased 11 percent to $46.7 million. EBITDA is a non-GAAP measure of financial performance. Reconciliation of ATSG's second-quarter EBITDA and Adjusted EBITDA to GAAP net income is at the end of this release.

•
Revenues increased 21 percent to $193.1 million, due to higher leased aircraft and airline services revenues, and higher jet-fuel and other customer-reimbursed costs. Excluding reimbursements, ATSG's revenues increased 16 percent as compared to the prior year second quarter.

Joe Hete, President and CEO of ATSG, said, “Our business model, which emphasizes our role as the world's leading lessor and ACMI operator of medium, wide-body 767 freighters, continued to expand our cash-flow returns in the second quarter, marking outstanding gains versus the year-earlier period. At the end of the quarter, we owned or leased 39 in-service 767s, 33 of which were operated by our cargo airlines. In addition, we had seven more 767 aircraft in our conversion pipeline, along with one 757 aircraft. We were especially pleased to meet our goal to deliver the last two of 13 767-200 freighters we pledged to lease to DHL. We also deployed the first of our four longer-range 767-300 freighters and one 767-200 into passenger service. During the quarter, we improved overall fleet reliability, and acquired two more feedstock passenger aircraft for conversion and deployment in 2012. This across-the-board progress keeps us in step with the growth and profitability goals we set more than a year ago for our modern, fuel efficient 767 fleet, the cornerstone of our business model.”
During the quarter, ATSG also completed agreements for a new five-year, $325 million credit facility led by SunTrust Bank, replacing a facility due to expire at the end of 2012. It includes a fixed-rate term loan of $150 million and a $175 million revolver, with an additional accordion feature of $50 million. Proceeds have been used to pay off the former term-loan balance and will fund aircraft purchases and modifications. Among other effects, lower loan initiation fees under the new facility will reduce ATSG's annual interest expense by approximately $1.2 million.
Operating Results
CAM Leasing
Cargo Aircraft Management (CAM) recorded pre-tax earnings of $13.6 million, up 40 percent from the $9.8 million in the second quarter of 2010. At the end of June, CAM had 66 aircraft under lease, 19 of them to external parties, including all 13 of the 767s pledged to DHL under agreements signed in March 2010. CAM's second-quarter 2011 revenues increased $7.9 million ($5.2 million of which was from external customers) to $32.8 million.
Four more 767-200s and three 767-300s were undergoing or awaiting conversion to full freighters as of June 30. All but one of the seven are to be deployed into dry lease or ACMI service by the end of 2011. Two of the four 767-200s are being leased to RIO Airlines of Brazil; the first was delivered in July, the second is due later this month. Customer commitments for the remaining aircraft are expected to be finalized prior to the time they complete modification and inspection.
During the second quarter, CAM purchased two additional passenger-configured aircraft, a 767-300 and a 757-200. The 767-300 is to be converted into a full freighter in early 2012. The 757-200 will be converted into a combination passenger/freighter aircraft and is anticipated to be available for service in the third quarter of 2012 for the U.S. military. Another 757-200 we acquired in July will be converted into a full freighter and is expected be completed by year-end.
ACMI Services
Second-quarter revenues from ACMI Services were $115.1 million, excluding fuel and other reimbursed expenses, up 12 percent from the second quarter of 2010. Second-quarter pre-tax earnings from ACMI Services were $4.6 million, up 12 percent compared with $4.1 million in the second quarter of 2010.
Revenue-generating block hours for this segment increased by 6 percent compared with the second quarter of 2010, reflecting additional wide-body aircraft now in operation compared to a year ago. These include four DHL-owned 767 freighters leased and operated by ABX Air under its Crew, Maintenance and Insurance (CMI) agreement with DHL, a passenger 767-200 in operation with a tour provider, and two 767-300s; one of which was leased from a third party for ACMI service with DHL, and one CAM-owned 767-300 that entered ACMI service in late June.
Other Activities
Revenues from other businesses rose 12 percent to $25.5 million from $22.7 million. These businesses had a combined pre-tax profit of $1.7 million in the second quarter of 2011, compared with $3.8 million a year earlier. Results reflect reduced earnings from maintenance services and higher corporate support costs compared with the prior year.

Outlook
DB Schenker Relationship
DB Schenker recently announced plans to adopt a new business model on September 1, 2011, at which time it would cease air cargo operations at its air hub in Toledo, Ohio, and instead conduct air operations from the Cincinnati/Northern Kentucky airport, the location of DHL's U.S. air network hub. DB Schenker has notified ATSG that the eight DC-8 and eight Boeing 727 freighters currently operated by ATSG's airline subsidiaries in its North American network will be reduced to four DC-8 and three Boeing 727 freighters through the end of 2011, after which DB Schenker expects to outsource its air cargo operations to DHL. DHL has informed the Company that it anticipates negotiating terms during the fourth quarter of 2011 for the use of all or some of those seven aircraft beginning in 2012. ATSG said it will explore options for redeployment or sale of the surplus aircraft and will conduct an impairment analysis on ATSG's aircraft fleets, intangible assets and recorded goodwill balances during the third quarter of 2011.
Hete added that, “While we would have preferred that DB Schenker partner with us to upgrade its dedicated air network, we are uniquely positioned, as the main provider of aircraft in DHL's U.S. network, to support both major customers by supplying the incremental lift required to meet the air-cargo needs of DB Schenker's customers via the DHL air network. Our own core business strategy remains strongly focused on leveraging our leading scale, scope and experience as a lessor and operator of highly flexible and efficient mid-size freighters, and in particular the Boeing 767, the preferred mid-size wide-body platform for air cargo networks around the world. While we expect to continue to operate a lesser number of DC-8 and Boeing 727 aircraft in 2012 and beyond, those aging aircraft were not considered part of the growth platform for our business. The eventual removal of those Schenker-dedicated aircraft is projected to eliminate $10-15 million in annual cash expenditures for capital maintenance, and will reduce related support costs.
“We are well positioned to achieve significant cash-flow gains this year from the deployment of our remaining in-process 767s, and for even greater results in 2012 as we continue to reinvest our cash flow to selectively acquire, convert, and deploy more modern aircraft with superior capital return profiles, along with our expanding range of maintenance, operating, and network support services.”
Conference Call
ATSG will host a conference call on Thursday, August 4, 2011, at 10:00 a.m. Eastern time to review its financial results for the second quarter of 2011. Participants should dial 800-320-2978 and international participants should dial 617-614-4923 ten minutes before the scheduled start of the call and ask for conference pass code 33040373. The call also will be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available by phone on Thursday, August 4, 2011 beginning at 2:00 p.m. and continuing through Thursday, August 11, 2011, by dialing 888-286-8010 (international callers 617-801-6888); use pass code 49116510. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the largest owner and operator of converted Boeing 767 freighter aircraft in the world. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ATSG's continuing ability to place newly-modified aircraft into commercial service,
ABX Air's ability to maintain on-time service and control costs under its new operating agreement with DHL, the rate at which DB Schenker restructures its U.S. air cargo operations and ATSG's ability to redeploy or sell surplus aircraft resulting therefrom, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES	$193,061	$160,111	$368,188	$321,055

OPERATING EXPENSES
Salaries, wages and benefits	45,326	41,506	91,674	88,756
Fuel	48,640	33,852	88,316	64,458
Depreciation and amortization	23,878	21,752	46,249	42,552
Maintenance, materials and repairs	22,380	17,140	43,686	34,909
Landing and ramp	6,032	5,463	12,437	12,411
Travel	6,918	5,524	13,228	10,716
Rent	5,434	3,641	11,074	7,376
Insurance	2,394	2,154	4,744	4,992
Other operating expenses	9,258	8,672	18,550	18,578
	170,260	139,704	329,958	284,748
OTHER INCOME (EXPENSE)
Interest income	33	85	99	158
Interest expense	(3,537)	(4,594)	(7,640)	(9,783)
Write off of unamortized debt issuance costs	(16)	—	(2,886)	—
Unrealized gain/(loss) on derivative instruments	376	—	(3,556)	—
	(3,144)	(4,509)	(13,983)	(9,625)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19,657	15,898	24,247	26,682

INCOME TAX EXPENSE	(7,377)	(5,983)	(9,086)	(10,017)

EARNINGS FROM CONTINUING OPERATIONS	12,280	9,915	15,161	16,665

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	19	(233)	(98)	172

NET EARNINGS	$12,299	$9,682	$15,063	$16,837

EARNINGS PER SHARE - Basic
Continuing operations	$0.19	$0.16	$0.24	$0.27
Discontinued operations	—	(0.01)	—	—
NET EARNINGS PER SHARE	$0.19	$0.15	$0.24	$0.27

EARNINGS PER SHARE - Diluted
Continuing operations	$0.19	$0.15	$0.24	$0.26
Discontinued operations	—	—	—	—
NET EARNINGS PER SHARE	$0.19	$0.15	$0.24	$0.26

WEIGHTED AVERAGE SHARES
Basic	63,333	62,811	63,233	62,802
Diluted	64,172	64,421	64,055	64,013

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,895	$46,543
Accounts receivable, net of allowance of $1,164 in 2011 and $1,090 in 2010	48,009	40,876
Inventory	7,460	7,205
Prepaid supplies and other	11,474	10,132
Deferred income taxes	12,879	12,879
TOTAL CURRENT ASSETS	117,717	117,635

Property and equipment, net	728,030	658,756
Other assets	20,346	25,227
Intangibles	8,850	9,259
Goodwill	89,777	89,777
TOTAL ASSETS	$964,720	$900,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$61,854	$40,558
Accrued salaries, wages and benefits	25,460	24,145
Accrued expenses	12,334	12,144
Current portion of debt obligations	12,131	36,591
Unearned revenue	12,525	10,794
TOTAL CURRENT LIABILITIES	124,304	124,232
Long-term debt obligations	303,395	265,937
Post-retirement liabilities	110,442	116,614
Other liabilities	57,590	52,048
Deferred income taxes	49,433	39,746

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,155,606 and 63,652,228 shares issued and outstanding in 2011 and 2010, respectively	642	637
Additional paid-in capital	519,290	518,925
Accumulated deficit	(156,188)	(171,251)
Accumulated other comprehensive loss	(44,188)	(46,234)
TOTAL STOCKHOLDERS’ EQUITY	319,556	302,077
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$964,720	$900,654

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
CAM Leasing	$32,762	$24,815	$64,890	$42,617
ACMI Services
Airline services	115,050	102,522	217,500	219,911
Other Reimbursables	49,659	36,292	93,914	61,616
Severance and Retention activities	—	—	—	4,000
Total ACMI Services	164,709	138,814	311,414	285,527
Other Activities	25,469	22,695	50,907	40,148
Total Revenues	222,940	186,324	427,211	368,292
Eliminate internal revenues	(29,879)	(26,213)	(59,023)	(47,237)
Customer Revenues	$193,061	$160,111	$368,188	$321,055

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	13,634	9,752	27,100	16,291
ACMI Services
Airline services	4,560	4,087	2,050	7,921
Severance and Retention activities	—	—	—	3,549
Total ACMI Services	4,560	4,087	2,050	11,470
Other Activities	1,675	3,812	3,329	2,476
Net, unallocated interest expense	(572)	(1,753)	(1,790)	(3,555)
Write off of unamortized debt issuance costs	(16)	—	(2,886)	—
Net gain (loss) on derivative instruments	376	—	(3,556)	—
Total Pre-tax Earnings	$19,657	$15,898	$24,247	$26,682

Adjustments to Pre-tax Earnings:
Add Charges related to write off of unamortized debt issuance costs	16	—	2,886	—
Add Net (gain)/loss on derivative instruments	(376)	—	3,556	—
Less Severance and Retention activities	—	—	—	(3,549)
Adjusted Pre-tax Earnings	$19,297	$15,898	$30,689	$23,133

Notes: In conjunction with the recent execution of a new credit facility, the Company terminated its previous credit agreement and recorded a charge of $6.8 million to write-off unamortized debt origination costs associated with that credit agreement and recognize losses for certain interest rate swaps which had been designated as hedges of the previous debt. Severance and Retention activities reflect compensation from DHL for ABX's costs and efforts to support DHL's U. S. network restructuring in 2008 through March 2010. Other Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the Severance and Retention agreement with DHL, less derivative gains, plus charges related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Earnings from Continuing Operations Before Income Taxes	$19,657	$15,898	$24,247	$26,682
Interest Income	(33)	(85)	(99)	(158)
Interest Expense	3,537	4,594	7,640	9,783
Depreciation and Amortization	23,878	21,752	46,249	42,552
EBITDA from Continuing Operations	$47,039	$42,159	$78,037	$78,859
Add Charges related to write off of unamortized debt issuance costs	16	—	2,886	—
Add Net (gain)/loss on derivative instruments	(376)	—	3,556	—
Less Severance and Retention activities	—	—	—	(3,549)

Adjusted EBITDA from Continuing Operations	$46,679	$42,159	$84,479	$75,310

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less amounts related to the Severance and Retention Agreement with DHL which ended in March 2010, less derivative gains, plus charges related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.